Exhibit 10.1

THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(NewStar CP Funding LLC)
THIS THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of January 13, 2015 (this “Amendment”), is entered into by and among NEWSTAR CP FUNDING LLC, as the Borrower (the “Borrower”), NEWSTAR FINANCIAL, INC., as the Originator and the Servicer, the Lenders identified on the signature pages hereto and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above-named parties have entered into that certain Fifth Amended and Restated Loan and Servicing Agreement, dated as of November 5, 2012 (as amended, the “Agreement”), by and among the Borrower, the Originator, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, Wells Fargo Bank, National Association, as the Swingline Bank, the Administrative Agent and U.S. Bank National Association, as the Trustee;
WHEREAS, pursuant to and in accordance with Section 13.1 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1.    Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.
SECTION 2.    Amendments.
2.1    The definition of “Concentration Limits” in Section 1.1 of the Agreement is hereby amended to read as follows:
“Concentration Limits”: For the purposes of determining the Excess Concentration Amount and the Maximum Availability, the following concentration limits shall apply during the Revolving Period (and, for the avoidance of doubt, the Concentration Limits shall not apply after the Revolving Period):
(i)    the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the same Moody’s Industry Classification Group shall not exceed the greater of (a) $17,500,000 (or $25,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 17.5% of the Borrowing Base; provided that (I) the aggregate Adjusted Borrowing Value of all Eligible

Loans to Obligors in the largest Moody’s Industry Classification Group may constitute up to the greater of (a) $25,000,000 (or $35,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 25.0% of the Borrowing Base and (II) the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the second largest Moody’s Industry Classification Group may constitute up to the greater of (a) $20,000,000 (or $28,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 20.0% of the Borrowing Base;
(ii)    the aggregate Adjusted Borrowing Value of all Eligible Loans to the same Obligor shall not exceed:
(a) $12,500,000 if the Facility Amount is less than $225,000,000;
(b) $15,000,000 if the Facility Amount is greater than or equal to $225,000,000 but less than $325,000,000; and
(c) $20,000,000 if the Facility Amount is $325,000,000 or greater;
provided that up to three Obligors (including any Affiliate thereof and excluding any Obligors with First Lien Last Out Loans and Second Lien Loans) may, collectively, have an Adjusted Borrowing Value in an amount, as outlined below, for the first 90 days after the acquisition by the Borrower as follows:
(x) $20,000,000 each if the Facility Amount is less than $325,000,000; and
(y) $27,500,000 each if the Facility Amount is $325,000,000 or greater;
(iii)    the aggregate Adjusted Borrowing Value of all Eligible Loans that are Fixed Rate Loans shall not exceed $20,000,000 (or $28,000,000 when the Facility Amount is $275,000,000 or greater);
(iv)    the aggregate Adjusted Borrowing Value of all Eligible Loans where the related Obligor is organized under the law of Canada shall not exceed the greater of (a) $15,000,000 (or $20,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 15.0% of the Borrowing Base;
(v)    the aggregate Adjusted Borrowing Value of all Eligible Loans rated “Caa1” or lower shall not exceed the greater of (a) $25,000,000 (or $35,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 25.0% of the Borrowing Base;

(vi)    the aggregate Adjusted Borrowing Value of all First Lien Last Out Loans and Second Lien Loans shall, collectively, not exceed the greater of (a) 17.5% of the Borrowing Base and (b) $17,500,000 (or $22,500,000 when the Facility Amount is $275,000,000 or greater); and
(vii)    the aggregate Adjusted Borrowing Value of all Second Lien Loans shall not exceed the greater of (a) 5% of the Borrowing Base and (b) $5,000,000 (or $7,500,000 when the Facility Amount is $275,000,000 or greater).
2.2    Clause (b) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended to read as follows:
(b)    such Loan is a First Lien Loan, First Lien Last Out Loan or Second Lien Loan;
2.3    The definition of “Facility Amount” in Section 1.1 of the Agreement is amended to read as follows:
“Facility Amount”: $375,000,000; provided that, at the election of the Borrower at the direction of the Servicer, the Facility Amount may be reduced by up to $100,000,000 at any point prior to the end of the Revolving Period pursuant to Section 2.5(a)(x); provided further that the Facility Amount may be increased upon the request of the Borrower and approval of the Administrative Agent in its sole discretion in an amount up to $425,000,000 pursuant to Section 2.25. Notwithstanding the foregoing, on or after the Termination Date, the Facility Amount shall mean the Advances Outstanding.
2.4    The definition of “Minimum Equity Amount” in Section 1.1 of the Agreement is amended to read as follows:
“Minimum Equity Amount”: As of any Measurement Date, an amount equal to the greater of (i) (a) $60,000,000, if the Facility Amount is greater than $325,000,000, (b) $52,500,000, if the Facility Amount is greater than $275,000,000 but less than or equal to $325,000,000 or (c) $45,000,000, if the Facility Amount is less than or equal to $275,000,000 and (ii) the sum of the OLB of all Eligible Loans to the three largest Obligors included in the Collateral; provided, however, that immediately prior to or following a securitization where Wells Fargo is lead or joint lead bookrunner, the Servicer may propose a temporary alternative Minimum Equity Amount and the Supermajority may approve, amend or reject such proposal in its sole and absolute discretion; and provided further that the “Minimum Equity Amount” shall not be decreased following the end of the Revolving Period.
2.5    The definition of “Swingline Commitment” in Section 1.1 of the Agreement is amended to replace the amount “$35,000,000” with the amount “$40,000,000”.

2.6    Section 1.1 of the Agreement is amended to add the definition of “First Lien Last Out Loan” thereto as alphabetically appropriate as follows:
“First Lien Last Out Loan”: A commercial loan that would constitute a First Lien Loan but that, at any time prior to and/or after an event of default under the related loan agreement of such Loan, will be paid after one or more tranches of First Lien Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments; provided that the Administrative Agent may, in its sole discretion, designate a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan.
2.7    Section 1.1 of the Agreement is amended to add the definition of “First Lien Loan” thereto as alphabetically appropriate as follows:
“First Lien Loan”: A commercial loan (a) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (b) that is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any State or agency), and (c) for which the Servicer determines in good faith that the value of the collateral securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, for the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan.
2.8    Section 1.1 of the Agreement is amended to add the definition of “Second Lien Loan” thereto as alphabetically appropriate as follows:
“Second Lien Loan”: A commercial loan that (i) does not satisfy all of the requirements set forth in the definition of “First Lien Loan” or “First Lien Last Out Loan”, (ii) is secured by a valid and perfected second priority Lien on all of the Obligor’s assets constituting related property for the Loan (whether or not there is also a lien of a higher or lower priority in additional collateral), (iii) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the second priority Lien, and (iv) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority Lien, the amount of the indebtedness covered by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both).

2.9    Section 1.1 of the Agreement is amended to add the definition of “Securitization” thereto as alphabetically appropriate as follows:
“Securitization”: Any private or public term or conduit securitization transaction undertaken by the Originator that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Facility, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization or term facility, for which Wells Fargo Securities, LLC or an Affiliate thereof acts as one of the underwriters or one of the placement agents.
2.10    Section 1.1 of the Agreement is amended to add the definition of “Third Amendment Date” thereto as alphabetically appropriate as follows:
“Third Amendment Date”: January 13, 2015.
2.11    Clause (a) of Section 2.5 of the Agreement is amended to read as follows:
(a)    The Borrower shall be entitled at its option (x) provided no Termination Event has occurred and is continuing, upon the successful execution of a Securitization or (y) upon three (3) Business Days’ prior written notice in the form of Exhibit A-2 to the Administrative Agent (with a copy to the Trustee) and the Lenders to either (i) terminate the Facility Amount in whole upon payment in full of all Advances Outstanding, all accrued and unpaid Interest, any Breakage Costs and Hedge Breakage Costs, any applicable Prepayment Premium and all other Aggregate Unpaids, or (ii) reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, upon payment of any applicable Prepayment Premium provided that with respect to clause (x) above, (i) any such reduction up to $100,000,000 shall solely reduce the Commitment of Wells Fargo as a Revolving Lender and (ii) no Prepayment Premium shall be due in connection with such reduction up to $100,000,000 of the Commitment of Wells Fargo as a Revolving Lender. Any request for a reduction or termination pursuant to this Section 2.5(a) shall be irrevocable. With respect to clause (y) above, the Commitment of each Lender shall be reduced by an amount equal to its Pro-Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.5(a).
2.12    The “Commitment” of Wells Fargo Bank, N.A. is hereby increased to equal $350,000,000.
2.13    The “Commitment” on the cover of the Agreement is amended to be “U.S. $375,000,000 (with an option to increase up to $425,000,000)”.

SECTION 3.    Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 4.    Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)    this Amendment has been duly executed and delivered by it;
(b)    this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)    there is no Termination Event, Unmatured Termination Event, or Servicer Default that is continuing or would result from entering into this Amendment.
SECTION 5.    Conditions to Effectiveness.
The effectiveness of this Amendment is subject to (i) receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment, (ii) receipt by the Administrative Agent of an opinion of counsel to the Borrower in form and substance acceptable to Administrative Agent, (iii) receipt by Wells Fargo Bank, N.A. of a new Variable Funding Note and a new Swingline Note reflecting the amended commitments effectuated hereby in exchange for its existing notes and (iv) receipt by the parties hereto of all fees payable on the date hereof pursuant to the fee letters related hereto.
SECTION 6.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)    The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)    This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	NEWSTAR CP FUNDING LLC
By: NewStar Financial, Inc., its Designated Manager By: /s/ JOHN KIRBY BRAY Name: John Kirby Bray Title: Chief Financial Officer
THE ORIGINATOR AND SERVICER:	NEWSTAR FINANCIAL, INC.
By: /s/ JOHN KIRBY BRAY Name: John Kirby Bray Title: Chief Financial Officer

[Signatures Continue on the Following Page]

713450721 08028148    S-1    Third Amendment to Fifth Amended and Restated LSA

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC
By: /s/ MATT JENSEN Name: Matt Jensen Title: Vice President
REVOLVING AND SWINGLINE LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ KEVIN SUNDAY Name: Kevin Sunday Title: Managing Director
REVOLVING LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ JOHN SWAIN Name: John Swain Title: Director

713450721 08028148    S-2    Third Amendment to Fifth Amended and Restated LSA